Exhibit 10.16

                 FARMERS & MERCHANTS BANK OF CENTRAL CALIFORNIA

                            EXECUTIVE RETENTION PLAN

1. Purpose of the Plan. The purpose of the Farmers & Merchants Bank of Central California Executive Retention Plan is to provide a long-term compensation opportunity for the participants in order to retain their services.

2. Definitions. As used in this Plan, the following terms shall have the meanings indicated below:

     "Bank" shall mean Farmers & Merchants Bank of Central California and any of its subsidiaries.

     "Board of Directors" shall mean the Board of Directors of the Bank.

     "Participation Factor" shall mean, in respect of any Participant, the numerical factor determined by the Committee for purposes of such Participant's participation in the Plan.

     "Termination for Cause" shall mean the Bank terminating the Executive's employment for conviction of a felony resulting in a material economic adverse effect on the Bank.

     "Change of Control" shall mean a change, after January 1, 2005, of control of the Holding Company. Such a Change of Control will be deemed to have occurred immediately before the following occur: (i) individuals, who were members of the Board of Directors of the Holding Company immediately prior to a meeting of the shareholders of the Holding Company which meeting involved a contest for the election of directors, do not constitute a majority of the Board of Directors of the Holding Company following such election or meeting, (ii) an acquisition, directly or indirectly, of more than 35% of the outstanding shares of any class of voting securities of the Holding Company by any Person, (iii) a merger (in which the Holding Company is not the surviving entity), consolidation or sale of all, or substantially all, of the assets of the Holding Company, or (iv) there is a change, during any period of one year, of a majority of the Board of Directors of the Holding Company as constituted as of the beginning of such period, unless the election of each director who is not a director at the beginning of such period was approved by a vote of at least a majority of the directors then in office who were directors at the beginning of such period. If any of the events or circumstances described in (i)-(iv), above, shall occur to or be applicable to the Bank, then such Change of Control shall be deemed for all purposes of this agreement to also be a "Change of Control" of the Holding Company. For purposes of this agreement, the term "Person" shall mean and include any individual, corporation, partnership, group, association or other "person", as such term is used in Section 14(d) of the Securities Exchange Act of 1934, other than the Holding Company, the Bank, any other wholly owned subsidiary of the Company or any employee benefit plan(s) sponsored by the Company, Bank or other subsidiary of the Holding Company.

     "Committee" shall mean the Personnel Committee of the Board of Directors or such other committee that the Board of Directors may designate from time to time.

     "Disability" shall mean when a Participant (i) is unable to engage in any substantial gainful activity by reason of any medical determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or
     (ii) is by reason of any medical determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of Bank. Disability shall be determined by a physician acceptable to both the Committee and the Participant

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     "Full Year of Service" shall mean any calendar year in which an individual completes at least 1,400 hours of employment with the Bank or the Holding Company.

     "Holding Company" shall mean Farmers & Merchants Bancorp.

     "Participant" shall mean Kent A. Steinwert, President; Richard S. Erichson, Executive Vice President; Deborah E. Hodkin, Executive Vice
     President; Chris C. Nelson, Executive Vice President; Stephen W. Haley, Executive Vice President; Kenneth W. Smith, Executive Vice President; and Lamoin V. Schulz, Senior Vice President.

     "Plan" shall mean the Farmers & Merchants Bank of Central California Executive Retention Plan as set forth in this document, as successor of any prior plans of the same name, and as the same may be amended or supplemented from time to time.

3. Retention Compensation. Participants in the Plan will be eligible to earn long-term Retention Compensation calculated as follows:

     The closing stock price per share at December 31, 2004 ($425.00) times the total number of such shares outstanding at December 31, 2004
                                   (792,722),

                                      minus

            the Shareholders' Equity (exclusive of Accumulated Other
                 Comprehensive Income or Loss), per the Holding
               Company's GAAP financial statements at December 31,
                               2004 ($117,577,000)

                                  multiplied by

                     the Participant's Participation Factor.


4. Vesting. A Participant's entitlement to his or her Retention Compensation shall vest based on the Participant's Full Years of Service with the Bank, measured beginning January 1, 2005, as set forth in the vesting schedule below. However, in the event of a Change of Control, his or her Retention Compensation shall become 100% vested.

                                                        Percent of Retention
         Post 2004 Full Years of Service                Compensation Vested
         -------------------------------                -------------------

         Less than 1 year                                       0%
         1 year to less than 2 years                           10%
         2 years to less than 3 years                          20%
         3 years to less than 4 years                          30%
         4 years to less than 5 years                          40%
         5 years to less than 6 years                          50%
         6 years to less than 7 years                          60%
         7 years to less than 8 years                          70%
         8 years to less than 9 years                          80%
         9 years to less than 10 years                         90%
         10 years or more                                     100%


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5.   Retention Compensation Account. The Bank shall establish a Retention
     Compensation Account on its books for the Participant. Incrementally vested amounts will be credited to this account and transferred to the rabbi trust established under Section 19 (b) upon the earlier of a Change of Control or the end of each calendar month. The Participant's account balance will not be subject to movements in the Holding Company's stock price, but will be credited with interest, as defined in Section 6. A Participant shall be entitled to the amount set forth in the Retention Compensation Account applicable to him or her, subject to the terms and conditions of this Plan, including the vesting rules set forth in Section 4, the forfeiture rules set forth in Section 9 and the payment rules set forth in Section 10.

6. Interest on Retention Compensation Account Balances. Interest will be credited to each Participant's Retention Compensation Account balance, and transferred to the rabbi trust established under Section 18 (b), at the end of each calendar month: (a) from January 1, 2005 until such time as the account balances are transferred to the rabbi trust at Prime-3.0%; and (b) thereafter at a rate equivalent to the pre-tax investment earnings rate for such month achieved in the rabbi trust.

7. Notice of Participation Factor and Statement of Accounts. As soon as practicable following a determination by the Committee to grant a Participation Factor to a Participant, the Committee shall give written notice to the Participant of the amount of the Participation Factor. Such notice shall enclose a copy of the Plan. The Bank shall also provide to the Participant, within sixty (60) days after each calendar year-end, a statement setting forth the Participant's account balance.

8. Accounting Device Only. The Retention Compensation Account is solely a device for measuring amounts to be paid under this Plan. It is not a trust fund of any kind. The Participant is a general unsecured creditor of the Bank for the payment of benefits. The benefits represent the mere Bank promise to pay such benefits. The Participant's rights are not subject in any manner to anticipation, alienation, transfer, assignment, pledge, encumbrance, attachment, or garnishment by the Participant's creditors.

9. Forfeiture. Except in the event of a Change of Control, on termination of a Participant's status as a Participant (whether by retirement, disability, death or termination without cause), that portion of the Retention Compensation that is not vested upon the occurrence of such event shall be forfeited by the Participant. Notwithstanding anything to the contrary, in the event of the Participant's Termination for Cause, all entitlement and other rights of Participant to any Retention Compensation, whether or not vested, shall be cancelled, terminated and forfeited in their entirety. Amounts forfeited by any individual Participant will, in the sole discretion of The Committee, either (i) remain in the Plan and be used to offset future Plan credits required under Section 6 for the remaining Participants, or (ii) withdrawn from the Plan (and the rabbi trust).

10.  Payment.

     a) Retirement. From and after the retirement of the Participant from the service of the Bank, the Bank shall pay the vested portion of Participant's Retention Compensation in accordance with the Participant's Election on the attached Payment Election.

     b) Disability. If Participant's termination of employment is due to Disability, the Bank shall pay the vested portion of Participant's Retention Compensation in accordance with the Participant's Election on the attached Payment Election.

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

     c) Death. In the event of the Participant's death (i) while employed by the Bank or the Holding Company, the vested portion of Participant's Retention Compensation shall be paid to the Participant's heirs, devisees or designated beneficiaries in one lump sum payment made on the first day of the second month following the Participant's death, or (ii) while receiving payments of his Retention Compensation as a result of his prior retirement, disability, Change of Control or termination without cause, the remaining portion of Participant's vested Retention Compensation which had not been previously paid out shall be paid to the Participant's heirs, devisees or designated beneficiaries in one lump sum payment made on the first day of the second month following the Participant's death,.

     d) Change of Control. In the event of a Change of Control, the Bank shall pay the full amount of Participant's Retention Compensation in accordance with the Participant's Election on the attached Payment Election.

     e) Termination without Cause. In the event of the Employee's termination of employment with the Bank for any reason, other than disability, change of control, retirement, death or Termination for Cause, the Bank shall pay the vested portion of Participant's Retention Compensation in accordance with the Participant's Election on the attached Payment Election.

11. Beneficiary Designation. The Participant shall have the right, at any time to submit a Beneficiary Designation Form designating primary and secondary beneficiaries to whom payment under this Plan shall be made in the event of death prior to complete distribution of the benefits due and payable under the Plan. Each beneficiary designation shall become effective only when receipt thereof is acknowledged in writing by the Bank.

12. Assignment of Rights. Neither the Participant nor any designated beneficiary shall have any right to sell, assign, transfer, or otherwise convey the right to receive any payments hereunder without the prior written consent of the Bank.

13. Unfunded and Unsecured Obligation of Bank. The Bank is not required to earmark or otherwise set aside any funds or other assets or in any way secure payment of its obligations under the Plan. Any asset which may be set aside by the Bank for accounting purposes or in a rabbi trust is not to be treated as held in trust for any Participant or for his or her account. Each Participant shall have only the rights of a general, unsecured creditor of the Bank with respect to any of his or her rights under the Plan.

14. Claims Procedure. Any claim pertaining to a Participant's benefits under the Plan shall be filed with the Chairman of the Committee for the consideration of the Committee. Written notice of the disposition of a claim shall be furnished the Participant within 30 days after the application therefore is filed. In the event the claim is denied, the specific reasons for such denial shall be set forth, pertinent provisions of the Plan shall be cited and, where appropriate, an explanation as to how the Participant can perfect his or her claim will be provided.

15. No Contract of Employment. Nothing contained herein shall be construed to be a contract of employment for any term of years, nor as conferring upon the Participant the right to continue to be employed by the Bank, in any capacity, nor in any way vary the Bank's policy of at-will employment. It is expressly understood by the parties hereto that this Plan relates exclusively to the compensation as set forth in this agreement.

16. Construction of Agreement. Any payments under this Plan shall be independent of, and in addition to, those under any other plan, program, or agreement which may be in effect between the parties hereto, or any other compensation payable to the Participant or the Participant's designated beneficiary by the Bank. All legal issues pertaining to the Plan shall be determined in accordance with the laws of the State of California except as preempted by Federal law.

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

17. Amendment. The Bank shall have the right at any time to modify, alter or amend this Plan, in whole or in part, provided that the amendment shall not reduce any Participant's interest in the Plan, calculated as of the date on which the amendment is adopted. This Plan is intended to be consistent with the provisions of Section 409A of the Internal Revenue Code. On the date of adoption of this Plan, the Internal Revenue Service continues to issue guidance on such Section. Bank reserves the right to change this Plan, including reducing any Participant's interest in this Plan, in order to make such Plan compliant with Section 409A.

18.  The Committee.

     a) The Committee shall, for the purpose of administering the Plan, choose a secretary and an assistant secretary (either of whom is hereafter referred to as "Secretary") who shall keep minutes of the Committee's proceedings and all records and documents pertaining to the Committee's administration of the Plan. The Secretary may execute any certificates or other written direction on behalf of the Committee. A majority of the members of the Committee shall constitute a quorum.

     b) The Committee on behalf of the Participants shall be charged with the general administration of the Plan and shall have all powers necessary to accomplish those purposes including, but not by way of limitation, the following:

          -    to construe, interpret, and administer the Plan;

          -    to make determinations under the Plan;

          - to establish a rabbi trust for the Plan and to deposit amounts calculated under Sections 5 and 6 into such trust established by the Committee;

          - to maintain the necessary records for the administration of the Plan; and

          - to make and publish such rules for the regulation of the Plan as are not inconsistent with the terms hereof.

          Decisions and determinations by the Committee shall be final and binding upon all parties and shall be given the maximum deference allowed by law.

     c) The members of the Committee shall serve without bond and without compensation (except for director fees) for their services hereunder. All expenses of the Committee shall be paid by the Bank. The Bank shall furnish the Committee with such clerical and other assistance as is necessary in the performance of its duties. No member of the Committee shall be liable for the act or omission of any other member of the Committee, nor for any act or omission on his or her own part, excepting only his or her own willful misconduct or gross negligence. The Bank shall indemnify and hold harmless each member of the Committee against any and all expenses and liabilities arising out of his or her membership on the Committee, excepting only expenses and liabilities arising out of his or her own willful misconduct or gross negligence.

19. Gross-Up Payment. Upon a Change of Control, a Participant shall be entitled to a "Gross-Up Payment" under the terms and conditions set forth herein, and such payment shall include the Excise Tax reimbursement due pursuant to subsection a) and any federal and state tax reimbursements due pursuant to subsection b).

     a) In the event that any payment or benefit (as those terms are defined within the meaning of Internal Revenue Code Section 280G(b)(2)) paid, payable, distributed or distributable to a Participant (hereinafter referred to as "Payments") pursuant to the terms of this Plan or otherwise in connection with or arising out a Change of Control would be subject to the Excise Tax imposed by Section 4999 of the Internal Revenue Code or any interest or penalties are incurred by the Participant with respect to such Excise Tax, then the Participant will be entitled to receive an additional payment ("Gross-Up Payment") in an amount equal to the total Excise Tax, interest and penalties imposed on the Participant as a result of the Payment and the Excise Taxes on any federal and state tax reimbursements as set forth in subsection b).

     b)   If the Bank is obligated to pay the Participant pursuant to subsection
          a), the Bank also shall pay the Participant an amount equal to the "total presumed federal and state taxes" that could be imposed on the Participant with respect to the Excise Tax reimbursements due to the Participant pursuant to subsection a) and the federal and state tax reimbursements due to the Participant pursuant to this subsection. For purposes of the preceding sentence, the "total presumed federal and state taxes" that could be imposed on the Participant shall be conclusively calculated using a combined tax rate equal to the sum of the (a) the highest individual income tax rate in effect under (i) Federal tax law and (ii) the tax laws of the state in which the Participant resides on the date that the payment is computed and (b) the hospital insurance portion of FICA.

     c) No adjustments will be made in this combined rate for the deduction of state taxes on the federal return, the loss of itemized deductions or exemptions, or for any other purpose for paying the actual taxes.

     d) It is further intended that in the event that any payments would be subject to other "penalty" taxes (in addition to the Excise Tax in subsection a)) imposed by Congress or the Internal Revenue Service that these taxes would also be included in the calculation of the Gross-Up Payment, including any federal and state tax reimbursements pursuant to subsection b).

     e) An initial determination as to whether a Gross-Up Payment is required pursuant to the Plan and the amount of such Gross-Up Payment shall be made at the Bank's expense by an accounting firm appointed by the Bank prior to any Change of Control. The accounting firm shall provide its determination, together with detailed supporting calculations and documentation to the Bank and the Participant prior to submission of the proposed change of control to the Holding Company's shareholders, Board of Directors or appropriate regulators for approval. If the accounting firm determines that no Excise Tax is payable by the Participant with respect to a Payment or Payments, it shall furnish the Participant with an opinion reasonably acceptable to the Participant that no Excise Tax will be imposed with respect to any such Payment or Payments. Within ten (10) days of the delivery of the determination to the Participant, the Participant shall have the right to dispute the determination. The existence of the dispute shall not in any way affect the Participant's right to receive the Gross-Up Payment in accordance with the determination. Upon the final resolution of a dispute, the Bank or its successor shall promptly pay to the Participant any additional amount required by such resolution. If there is no dispute, the determination shall be binding, final and conclusive upon the Bank and the Participant, except to the extent that any taxing authority subsequently makes a determination that the Excise Tax or additional Excise Tax is due and owing on the payments made to the Participant. If any taxing authority determines that the Excise Tax or additional Excise Tax is due and owing, the entity acquiring control of the Bank shall pay the Excise Tax and any penalties assessed by such taxing authority.

     f) Notwithstanding anything contained in this Section to the contrary, in the event that according to the determination, an Excise Tax will be imposed on any Payment or Payments, the Bank or its successor shall pay to the applicable government taxing authorities as Excise Tax withholding, the amount of the Excise Tax that the Bank has actually withheld from the Payment or Payments.

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

     Payment of these amounts will be made subject to the terms of the Participant's Employment Agreement, or in the absence of such an agreement, immediately prior to the purchaser assuming control of the Bank or Holding Company.

20. Headings. Headings and subheadings in this Plan are inserted for convenience or reference only and are not to be considered in the construction of the provisions hereof.

21. Intent. To the extent that this Plan may be construed to be a plan maintained to provide deferred compensation, it is intended to be limited to a "select group of management or highly compensated employees" within the meaning of Section 201(2) of ERISA. The Plan is intended to be exempt from the participation, vesting, funding, and fiduciary requirements of Title 1 of ERISA, to the fullest extent permitted under the law. The Plan shall at all times be "unfunded" within the meaning of ERISA.

22. Gender and Number. Where the context permits, words in any gender shall, include any other gender; words in the singular shall include the plural, and the plural shall include the singular.


IN WITNESS WHEREOF, the BANK has caused this plan to be duly executed this 3rd day of May, 2005.


FARMERS & MERCHANTS BANK   OF CENTRAL CALIFORNIA


By:/s/ Ole R. Mettler
   _____________________________
   Chairman of the Board


By:/s/ Kent A. Steinwert
   _____________________________
   President and C.E.O.


By:/s/ Stewart C. Adams, Jr.
   _____________________________
   Chairman of the Personnel Committee of the Board

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                 FARMERS & MERCHANTS BANK OF CENTRAL CALIFORNIA
------------------------------------------------------------------------------

                            EXECUTIVE RETENTION PLAN

                                PAYMENT ELECTION

I elect to receive Payments under Section 10 a) ("Retirement") of the Plan in the following manner: [Initial One]

____ Payable in a lump sum within forty-five (45) days after the six-month anniversary of Age 65.

____ Payable over _____ years [insert number of years, not to exceed 25 years] in equal monthly installments commencing with the month following the six-month anniversary of Age 65.

____ Payable in a lump sum to my beneficiary upon my death.

____ Payable over _____ years [insert number of years, not to exceed 25 years] in equal monthly installments commencing ____________________________, (note: must be a date no earlier than six months after Age 65).


SIGNATURE   ______________________________           DATE  ___________________

------------------------------------------------------------------------------

I elect to receive Payments under Section 10 e) ("Termination without Cause") of the Plan in the following manner: [Initial One]

____ Payable in a lump sum within forty-five (45) days after the six-month anniversary of the date of Termination of Employment.

____ Payable over _____ years [insert number of years, not to exceed 25 years] in equal monthly installments commencing with the month following the six-month anniversary of the date of Termination of Employment.

____ Payable in a lump sum to my beneficiary upon my death.

____ Payable over _____ years [insert number of years, not to exceed 25 years] in equal monthly installments commencing ___________________________(note: must be a date no earlier than six months after Termination).


SIGNATURE   ______________________________           DATE  ___________________

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I elect to receive Payments under Section 10 b) ("Disability") of the Plan in the following manner: [Initial One]

____ Payable in a lump sum within forty-five (45) days after Termination of Employment following a Disability.

____ Payable over _____ years [insert number of years, not to exceed 25 years] in equal monthly installments commencing with the month following Termination of Employment following a Disability.

____ Payable in a lump sum to my beneficiary upon my death.

____ Payable over _____ years [insert number of years, not to exceed 25 years] in equal monthly installments commencing ____________________________ (note: must be a date).


SIGNATURE   ______________________________           DATE  ____________________


------------------------------------------------------------------------------


I elect to receive Payments under Section 10 d) ("Change of Control") of the Plan in the following manner: [Initial One]

____ Payable in a lump sum upon a Change of Control.

____ Payable over _____ years [insert number of years, not to exceed 25 years] in equal monthly installments commencing with the month following a Change of Control.

____ Payable in a lump sum to my beneficiary upon my death.

____ Payable over _____ years [insert number of years, not to exceed 25 years] in equal monthly installments commencing _________________________ (note: must be a date).


SIGNATURE   ______________________________           DATE   __________________

-------------------------------------------------------------------------------


Received by the Bank this _____ day of _____________, 200_.

By  ____________________________________         Title  _______________________


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                 FARMERS & MERCHANTS BANK OF CENTRAL CALIFORNIA
-------------------------------------------------------------------------------

                            EXECUTIVE RETENTION PLAN

                          BENEFICIARY DESIGNATION FORM



I. _________________________ (Insert Participant's name as it appears in the Plan.)

===============================================================================

II. The above-named Participant's Revocable Beneficiary under the EXECUTIVE RETENTION PLAN is set forth below:

___1. Participant's spouse, ____________________, if living at Participant's death, if not, such of the children of the marriage of the Participant and said spouse as shall be then living, equally.

___2. Participant's spouse, ____________________, if living at Participant's death, if not, such of the Participant's children as shall be then living, equally.

___3. Such of the following children of the Participant as shall be living at the Participant's death, equally: ____________________, ____________________,
____________________.

___If this space is checked, and if paragraph 1, 2 or 3 is checked, then the living children of any deceased child designed shall take the share, divided equally, which such child would have if living.

___4. Participant's ____________________, if living at the Participant's death, if not, Participant's ____________________, if then living, if not, Participant's ____________________, if then living. (Insert relationship to Participant and name.)

___5. Such of the following as shall be living at the Participant's death, equally:

Participant's__________________________________________________________________
(Insert relationship to Participant and name.)

___6. Participant's ____________________, if living at Participant's death, if not, such of the following as shall be then living, equally:

Participant's__________________________________________________________________
(Insert relationship to Participant and name.)

___7.    Participant's _____________________________________________
(Insert relationship to Participant and name.)

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

___8. _____________________________________________, as trustee(s) or the successor trustee(s) under an Agreement dated _______________, ____, made by and between (the Participant) (_______________) and said trustee(s), as now existing or hereafter amended, or if said trust is not in existence at the Participant's death, the executor(s) or administrator(s) of the Participant.

___9. The trustee(s) or successor trustee(s) under the instrument probated as the Last Will and Testament of the Participant, or, if the Participant shall die intestate or shall leave a Will creating no trust, the executor(s) or administrator(s) of the Participant.

___10. Participant's executor(s) or administrator(s).

___11. _____________________________________________________, or its successors.
(Insert Name and address of firm or organization.)


==============================================================================

III. If any one of subparagraphs 1 through 7 of paragraph II above is applicable and if no individual beneficiary named is living at the Participant's death, the Beneficiary shall be the executor(s) or administrator(s) of the Participant.

IV. This Designation of Beneficiary revokes all prior designations and shall be effective as of the date it is filed with the Bank. The Participant retains the right to revoke this Designation of Beneficiary.


Dated at _______________, State of _______________, on _______________, ____.


______________________________
(Signature of Participant)


Witness:
______________________________


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



                                CONSENT OF SPOUSE



(Required in Community Property States)

I hereby consent to the designation of the above beneficiary (ies) to receive the benefits payable under the FARMERS & MERCHANTS BANK OF CENTRAL CALIFORNIA, EXECUTIVE RETENTION PLAN as a result of the death of the above Participant and waive any and all rights necessary to provide the payment of such benefits to such beneficiary (ies).




Dated at ____________, State of__________, on _______________, ____.



______________________________
(Signature of Spouse)


Witness:

______________________________


FILING ACKNOWLEDGEMENT

Filed with the records of the Bank this ___ day of _______________, ____.


By____________________________

______________________________
Title



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